SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant  |X|
   Filed by a Party other than the Registrant  | |
   Check the appropriate box:
   |X| Preliminary Proxy Statement           | |  Confidential, for Use of the
   | | Definitive Proxy Statement                 Commission Only (as permitted
   | | Definitive Additional Materials            by Rule 14a-6(e)(2))
   | | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            COVOL TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   | | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
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   (5) Total fee paid:
-------------------------------------------------------------------------------

   | | Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------

   | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
-------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:
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------------------------------------------------------------------------------
   (4) Date Filed:

                            COVOL TECHNOLOGIES, INC.
                            3280 North Frontage Road
                                Lehi, Utah 84043
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 25, 1997
                              --------------------

To the Stockholders of Covol Technologies, Inc.:

         The 1997 Annual Meeting of Stockholders (the "Meeting") of Covol Technologies, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 25, 1997, starting at 1:00 p.m., (Mountain Standard Time), at the Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, for the following purposes:

         1. To elect all directors of the Company to serve until the next annual meeting of stockholders in 1998 (or the expiration of their respective terms if classification of the Board is approved) or until their successors are duly elected and qualified;

         2. To approve a proposal to amend the Company's Certificate of Incorporation to create a new class of preferred stock, $.001 par value, with an authorized number of shares equal to 10,000,000;

         3. To approve a proposal to amend the  Company's  Bylaws to provide for
(a) a classified Board of Directors (the "Board"), (b) the minimum and maximum number of directors on the Board, (c) the removal of directors with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote and (d) increases to the size of the Board with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote;

         4. To ratify the selection by the Board of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ended September 30, 1997; and

         5. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board has fixed the close of business on Thursday, May 22, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available, upon written demand, for examination during normal business hours by any stockholder of the Company, for any purpose germane to the Meeting, for a period of ten (10) days prior to the Meeting at the Company's offices located at the address set forth above. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, a Proxy Statement and a proxy card accompany this notice. These materials are first being sent to stockholders on or about June 2, 1997.

         Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.

                       By Order of the Board of Directors,


                       ASAEL T. SORENSEN
                       Secretary
Lehi, Utah
June 2, 1997

                             Your vote is important.

You are urged to date, sign and promptly return your proxy card so that your shares may be voted in accordance with your wishes and that the presence of a quorum may be assured. The prompt return of your signed proxy card, regardless of the number of shares you hold, will aid the Company in reducing the expenses of additional proxy solicitations. The giving of your proxy does not affect your right to vote in person if you attend the meeting or your right to resubmit later dated proxy cards.

                            COVOL TECHNOLOGIES, INC.
                            3280 North Frontage Road
                                Lehi, Utah 84043
                              --------------------

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                     To Be Held on Wednesday, June 25, 1997
                              --------------------

                               GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of record of Covol Technologies, Inc. (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the Company's 1997 Annual Meeting of Stockholders (together with any and all adjournments or postponements thereof, the "Meeting") which is scheduled to be held on Wednesday, June 25, 1997, starting at 1:00 p.m. (Mountain Standard Time), at the Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, the Notice, the Company's Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended September 30, 1996 ("Fiscal 1996") and the enclosed proxy card, are first being mailed to stockholders on or about June 2, 1997. The Annual Report is not to be considered a part of the Company's proxy solicitation materials.


                            PURPOSE OF ANNUAL MEETING

         At the Meeting, stockholders will be asked: (i) to elect six directors of the Company to serve until the next annual meeting of stockholders in 1998 (or the expiration of their respective terms if classification of the Board is approved) or until their successors are duly elected and qualified; (ii) to approve a proposal to amend the Company's Certificate of Incorporation to create a new class of preferred stock, $.001 par value, with an authorized number of shares equal to 10,000,000; (iii) to approve a proposal to amend the Company's Bylaws to provide for (a) a classified Board, (b) the minimum and maximum number of directors on the Board, (c) the removal of directors with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote and (d) increases to the size of the Board with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote; (iv) to ratify the selection by the Board of Coopers & Lybrand L.L.P. as independent auditors of the Company for the year ending September 30, 1997 ("Fiscal 1997"); and (v) to transact such other business as may properly come before the Meeting or any adjournment or postponements thereof. If a quorum exists, directors are elected by a plurality of the votes of the shares of Company common stock (the "Common Stock") present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If a quorum exists, action on items (ii),
(iii) and (iv) above will be approved by affirmative vote of the holders of a majority of the shares of the Common Stock present or represented by proxy at the Meeting and entitled to vote on such matters. The Board recommends a vote "FOR" (i) the election of the six nominees for directors of the Company listed below, (ii) the amendment to the Company's Certificate of Incorporation creating a new class of preferred stock, $.001 par value, with an authorized number of shares equal to 10,000,000; (iii) the amendment to the Company's Bylaws to provide for (a) a classified Board, (b) the minimum and maximum number of directors on the Board, (c) the removal of directors with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote and (d) increases to the size of the Board with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote; and (iv) the ratification of Cooper & Lybrand L.L.P. as independent auditors of the Company for Fiscal 1997. The Board knows of no other matters which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the items listed in the Notice.

                            QUORUM AND VOTING RIGHTS

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Only stockholders of record at the close of business on Thursday, May 22, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 8,185,508 shares of Common Stock outstanding and entitled to vote at the Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share held. Holders of Common Stock are not entitled to cumulative voting rights.

         All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of (i.e., "FOR") the items listed in the Notice. Abstentions will be counted as shares present for quorum purposes, but otherwise will count as a vote against the applicable proposal. Broker non-votes will be counted as shares present for quorum purposes, but otherwise will not count for any purpose in determining whether a proposal has been approved.

         Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with the Company a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy or (iii) submitting a duly executed proxy bearing a later date.

         The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and employees of the Company may solicit proxies by written communication, telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                    SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                           AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information, as of May 22, 1997, regarding the beneficial ownership of all of the Company's outstanding Common Stock by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group. As of May 22, 1997, there were 8,185,508 shares of Common Stock outstanding. As of that date, there were outstanding options and warrants to acquire an additional 2,415,617 shares of Common Stock from the Company, of which 1,691,317 were vested.

===============================================================================
Name and Address of              Amount and Nature of
Beneficial Owner (1)          Beneficial Ownership (2)  Percent of Class
------------------------------------------------------------------------
Raymond J. Weller                     297,365(3)          3.62%
------------------------------------------------------------------------
Brent M. Cook                         100,000(4)          1.20
------------------------------------------------------------------------
Stanley M. Kimball                     13,750(5)          **
------------------------------------------------------------------------
Alan Ayers                             43,500(6)          **
------------------------------------------------------------------------
Russell G. Madsen                     535,642(7)          6.31
------------------------------------------------------------------------
George W. Ford                        181,696(8)          2.21
------------------------------------------------------------------------
Steven Brown                          144,400(9)          1.76
------------------------------------------------------------------------
Max E. Sorenson                        25,000(10)         **
------------------------------------------------------------------------
Robert K. Eggert                       20,000(11)         **
------------------------------------------------------------------------
Asael T. Sorensen, Jr.                 86,924(12)         1.05
------------------------------------------------------------------------
DeLance M. Squire                       2,500(13)         **
------------------------------------------------------------------------
Vern T. May                             2,500(14)         **
------------------------------------------------------------------------
Joe K. Johnson                        570,846(15)         6.62
------------------------------------------------------------------------
PacifiCorp Financial Services, Inc.   714,286(16)         8.72
775 NE Multnomah
Suite 775
Portland, Oregon 97232
-----------------------------------------------------------------------
All directors and executive         2,024,123            24.27
officer as a group (13 persons)
=======================================================================
 *       No longer affiliated with the Company.
**       Less than 1%.

 (1) Unless otherwise indicated, the address of each person named in the table is c/o the Company, 3280 North Frontage Road, Lehi, Utah 84043.

 (2) Unless otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the Record Date upon the exercise of options. The record ownership of each beneficial owner is determined by assuming that options that are held by such person and that are exercisable within sixty (60) days from the Record Date have been exercised. The total outstanding shares used to calculate each beneficial owner's percentage includes such options.

 (3) Consists of 287,365 shares owned by Mr. Weller and options to purchase 10,000 shares held by Mr. Weller which are currently exercisable.

 (4)     Consists of options to purchase 100,000 shares.

 (5) Consists of 1,250 shares owned by Mr. Kimball, and options to purchase 12,500 shares held by Mr. Kimball which are currently exercisable.

 (6) Consists of 30,000 shares owned by Mr. Ayers, 1,700 shares owned by Mr. Ayers' individual retirement account, 800 shares owned by Mr. Ayers' spouse and options to purchase 11,000 shares held by Mr. Ayers which are currently exercisable.

 (7) Consists of 321 shares owned by Mr. Madsen's spouse, 14,789 shares owned by Mr. Madsen and his spouse, 363,334 shares owned by Mr. Madsen, 139,698 shares owned by Mr. Madsen in a personal securities account, and options to purchase 17,500 shares held by Mr. Madsen which are currently exercisable.

 (8) Consists of 176,696 shares owned by Mr. Ford and options to purchase 5,000 shares held by Mr. Ford which are currently exercisable.

 (9) Consists of 131,900 shares owned by Mr. Brown and options to purchase 12,500 shares held by Mr. Brown which are currently exercisable.

(10) Consists of options to purchase 25,000 shares held by Mr. Sorenson which are currently exercisable.

(11) Consists of options to purchase 20,000 shares held by Mr. Eggett which are currently exercisable.

(12) Consists of 70,924 shares owned by the Sorensen Family Trust, 1,000 shares owned by Mr. Sorensen and his spouse, and options to purchase 15,000 shares held by Mr. Sorensen which are currently exercisable.

(13) Consists of options to purchase 2,500 shares held by Mr. Squire which are currently exercisable.

(14) Consists of options to purchase 2,500 shares held by Mr. May which are currently exercisable.

(15) Consists of 136,547 shares owned by Mr. Johnson, warrants to purchase 431,799 shares held by Mr. Johnson which are currently exercisable, and options to purchase 2,500 shares held by Mr. Johnson which are currently exercisable.

(16) In accordance with the terms of the Convertible Loan and Security Agreement (the "Loan Agreement"), dated March 20, 1997, the Company may borrow up to $5,000,000 from PacifiCorp Financial Services, Inc. ("PacifiCorp"). As of May 15, 1997, the Company has drawn $1,014,723 under the Loan Agreement. If the Company draws the entire amount of the loan, and if PacifiCorp converts the entire principal amount of the loan, PacifiCorp would be the beneficial owner of 714,286 shares of common stock.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Nominees for Election as Directors

         At the Meeting, the stockholders will elect all directors to hold office until the annual meeting of stockholders in 1998 (or the expiration of their respective terms if classification of the Board is approved) or until their respective successors are duly elected and qualified. The Board currently consists of six members: Raymond J. Weller, Brent M. Cook, Stanley M. Kimball, DeLance M. Squire, Vern T. May, and Joe K. Johnson. The Board proposes that the six individuals listed below as nominees be elected as directors of the Company. Each nominee has consented to serve if elected to the Board. In the event that any nominee is unable to serve as a director at the time of the Meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted "FOR" such substitute nominee as shall be designated by the Board to fill the vacancy.

         The names of the nominees, together with certain information about them are set forth below:

=============================================================================================================================
      Name                         Age               Position(s) with the Company                     Director Since
-----------------------------------------------------------------------------------------------------------------------------
Raymond J. Weller                   50         Chairman of the Board                                          1991
-----------------------------------------------------------------------------------------------------------------------------
Brent M. Cook                       36         Director, President and Chief Executive Officer                1996

-----------------------------------------------------------------------------------------------------------------------------
Stanley M. Kimball                  43         Director and Chief Financial Officer                           1997
-----------------------------------------------------------------------------------------------------------------------------
DeLance M. Squire                   77         Director                                                       1996
-----------------------------------------------------------------------------------------------------------------------------
Vern T. May                         56         Director                                                       1997
-----------------------------------------------------------------------------------------------------------------------------
Joe K. Johnson                      37         Director                                                       1997
=============================================================================================================================

Principal Occupations and Directorships Held by Nominees for Director

Raymond J. Weller has served as a Director of the Company since July 1991 and was elected Chairman of the Board in January 1997. Since 1991, Mr. Weller has been Vice President of HMO Benefits of Utah, a Utah based insurance brokerage firm. From 1985 to 1991, Mr. Weller was an agent with the insurance brokerage of Galbraith, Benson, and McKay. If classification of the Board is approved, Mr. Weller would be a Class II director.

Brent M. Cook has served as President and Chief Executive Officer since October 1996, Chief Financial Officer from June 1996 until December 1996 and Director since June 1996. Mr. Cook is a Certified Public Accountant. Prior to joining the Company, Mr. Cook was Director of Strategic Accounts-Utah Operations, for PacifiCorp, Inc. His responsibilities included the management of revenues of approximately $128 million per year, and seeking out and evaluating strategic growth opportunities for PacifiCorp, including joint ventures and other transactions. Mr. Cook spent more than 12 years with PacifiCorp. Although PacifiCorp is not affiliated with the Company, it is a creditor of the Company and its affiliate, Birmingham Syn Fuel, LLC, an Oregon limited liability company, has entered into a purchase agreement with an affiliate of the Company for the purchase of a coal briquetting plant to be located in Birmingham, Alabama. If classification of the Board is approved, Mr. Cook would be a Class III director.

Stanley M. Kimball has served as Chief Financial Officer and Director since January 1, 1997. Prior to joining the Company, Mr. Kimball was employed by Huntsman Corporation ("HC"). From 1989 to early 1995, Mr. Kimball served as the Director of Tax for Huntsman Chemical Corporation ("HCC"). In May 1995, Mr. Kimball was appointed as an officer of HCC, serving as Vice President, Tax. In July 1995, Mr. Kimball was appointed as Vice President, Administration for HC. In this position, he had numerous responsibilities, both for HC and for Mr. Jon
M. Huntsman personally, which included financial accounting, tax and estate planning, and cash and investment management. In this position, Mr. Kimball also served as Mr. Huntsman's Chief of Staff. In 1980, Mr. Kimball received a Masters of Accountancy, with emphasis in taxation, from Brigham Young University and is a Certified Public Accountant. Between 1980 and 1989, he was employed by Arthur Andersen & Co., and was serving as a Senior Tax Manager prior to his employment with HCC. If classification of the Board is approved, Mr. Kimball would be a Class III director.

DeLance M. Squire has served as a Director of the Company since December 13, 1996. Mr. Squire was the founder of Squire & Co., Orem, Utah and retired in 1986. Since 1986, Mr. Squire has been the Executive Director for the Commission for Economic Development, Orem, Utah. Mr. Squire was previously the mayor of the City of Orem, Utah. In addition, Mr. Squire is a member of the Impact Fees Committee and the Strategic Plan Committee to the City of Orem. He also serves as a member of the board of trustees for Mountain View Hospital, Payson, Utah. Mr. Squire received his B.S. degree in Accounting from Brigham Young University in 1947 and became a Certified Public Accountant in 1950. If classification of the Board is approved, Mr. Squire would be a Class II director.

Vern T. May has served as a Director of the Company since February 1997. Mr. May was employed by Dow Chemical in various capacities from 1964 until his retirement in 1995, including Technical Director of Organic Chemicals and Ag/Pharma Process Research, Manager of Agricultural Chemicals Production and Environmental Services, Director of Applied Science and Technology Laboratories, and Director of Health and Environmental Sciences. At the time of his retirement, Mr. May was chairman of the advisory board for the Center for Waste Reduction Technologies, a member of the advisory board for the Advanced Combustion Engineering Research Center at BYU, and a member of the board of the California Engineering Foundation. Mr. May holds a BES degree in Chemical Engineering from Brigham Young University. If classification of the Board is approved, Mr. May would be a Class I director.

Joe K. Johnson has served as a Director of the Company since March 1997. Mr. Johnson has worked in financial services since 1984, as president of Security West Insurance, Inc., from 1984 to 1989, and as president of Aspen Financial Inc. from 1989 to 1994. Mr. Johnson attended the University of Utah. If classification of the Board is approved, Mr. Johnson would be a Class I director.

Board Meetings

         The Board held a total of nine (9) regular meetings during fiscal year 1996 and no special meetings during fiscal year 1996. All directors attended over 75% of the aggregate number of the regular meetings of the Board.

Committees of the Board

         The Board has not established an Audit Committee or a Compensation Committee.

Report of the Board of Directors on Executive Compensation

         The Company does not have a Compensation Committee of the Board. The Board is responsible for establishing and administering the compensation policies applicable to the Company's officers and key personnel, including the named executives. Due to past cash flow concerns of the Company, the Board has not implemented changes in the Company's compensation structure which were previously approved by the Board. Future compensation polices will be dependent on the Company's cash flow.

         There is no specific relationship of corporate performance to executive compensation regarding the Chief Executive Officer's compensation. However, due to prior cash flow concerns, the Chief Executive Officer has received stock based compensation as a significant component of his compensation. The Company will likely continue to use stock based compensation to more closely align the interests of the Chief Executive Officer with the interests of the stockholders.

         Comparisons of base salaries to the market should take into account the development the Company has experienced in the past year, including the contractual arrangements entered into by the Company for the building of facilities and the licensing of its briquetting technology. Measurements of corporate responsibility may, therefore, be less accessible to obvious conclusions for comparison to executive compensation.

         The Board continues to strive to ensure that the Company's compensation plan attracts, retains and rewards both staff and management personnel while continuing to operate in the best interests of the stockholders.

            By the Board of Directors:

                                               Raymond J. Weller
                                               Brent M. Cook
                                               Stanley M. Kimball
                                               DeLance M. Squire
                                               Vern T. May
                                               Joe K. Johnson


Compensation of Directors

         The Company's directors hold office until the next annual meeting of stockholders (or the expiration of their respective terms if classification of the Board is approved) or until their successors have been duly elected and qualified. Except for the directors of the Company that are presently salaried employees of the Company, the directors are not otherwise compensated as directors. On occasion, the Board has granted stock options to directors of the Company not otherwise employed by the Company. The Board may in the future determine to pay directors' fees and reimburse directors for expenses related to their activities. Directors receive reimbursement for out-of-pocket expenses.

                               EXECUTIVE OFFICERS

         The following table sets forth (i) the names of the executive officers,
(ii) their ages as of the Record Date and (iii) the capacities in which they serve the Company:

=========================================================================================================================
                Name                       Age                   Position(s)                       Officer Since
-------------------------------------------------------------------------------------------------------------------------
Brent M. Cook                              36        President, Chief Executive                        1996
                                                     Officer and Director
-------------------------------------------------------------------------------------------------------------------------
Stanley M. Kimball                         43        Chief Financial Officer and                       1997
                                                     Director
-------------------------------------------------------------------------------------------------------------------------
Alan D. Ayers                              39        Chief Operating Officer                           1996
-------------------------------------------------------------------------------------------------------------------------
Russell G. Madsen                          50        Vice President-Operations                         1992
-------------------------------------------------------------------------------------------------------------------------
George W. Ford                             51        Vice President-Research and                       1993
                                                     Development
-------------------------------------------------------------------------------------------------------------------------
Steven R. Brown                            38        Vice President-Engineering and                    1995
                                                     Construction
-------------------------------------------------------------------------------------------------------------------------
Max E. Sorenson                            48        Vice President                                    1997
-------------------------------------------------------------------------------------------------------------------------
Robert E. Eggett                           33        Treasurer                                         1997
-------------------------------------------------------------------------------------------------------------------------
Asael T. Sorensen, Jr.                     42        General Counsel and Secretary                     1995
=========================================================================================================================

         See "Proposal No. 1 -- Election of Directors - Nominees for Election as Directors" above for a description of the background of Messrs. Cook and Kimball.

Alan D. Ayers has served as Chief Operating Officer since June 1996. Mr. Ayers served as a director from June 1996 until resigning from the Board in February 1997 in favor of establishing an outside Board. Mr. Ayers joined the Company in August of 1995 as manager of the Company's investor relations department. From 1993 to 1995, Mr. Ayers was the General Manager for Taylor Maid Beauty Supply, responsible for the operations of the regional supply company. From 1987 to 1993, he was Director of Operations for Knighton Optical, Inc.
Mr. Ayers received his M.B.A. from the University of Utah.

Russell G. Madsen has served as Vice President of Operations from August 1992 and a Director of the Company from August 1992 to November 1996. Mr. Madsen also served as interim Chairman from November 1996 until resigning from the Board in March 1997 in favor of establishing an outside Board. Mr. Madsen is responsible for the Company's prototype briquetting plant in Price, Utah. Between 1981 and 1992, Mr. Madsen was employed as an accounting manager by Coastal States Energy, a subsidiary of Coastal Corporation. From 1984 to 1991, Mr. Madsen also was a Vice President and Director of Specialized Mining Services, Inc., a mine support service company. Mr. Madsen graduated from Utah State University with a B.S. degree in Agricultural Economics and a minor in Business Management.

George W. Ford has served as Vice President of Research and Development of the Company since August 1993. Mr. Ford served as a Director from August 1993 until resigning from the Board in February 1997 in favor of establishing an outside

Board. From 1982 to 1993, Mr. Ford was employed at Ballard Medical Products, Inc. in research and development, principally in the biomedical field. He holds 17 national and international patents covering a wide variety of technologies. Mr. Ford has functioned as an independent consultant working on projects in computer programming, medical product device design and process polymer chemistry design for the energy industry. Mr. Ford is a member of the American Association for the Advancement of Science, and the Iron and Steel Society.

Steven R. Brown has served as Vice President of Engineering and Construction of the Company since February 1995. Mr. Brown served as a director from September 1995 until resigning from the Board in March 1997 in favor of establishing an outside Board. Mr. Brown was responsible for the management of the Company's prior construction subsidiary and the limestone quarry. He is currently responsible for the design and construction of the Company's production facilities. From 1993 to 1995, Mr. Brown was President of Construction Management Service, Inc. Mr. Brown is a licensed professional engineer and a licensed general contractor. Mr. Brown obtained a B.S. degree in Civil
Engineering and a Masters of Business Administration from Brigham Young University.

Max E. Sorenson has served as Vice President of the Company since April 1997. Prior to employment with the Company, Mr. Sorenson was Senior Vice President of Engineering and Technology of Geneva Steel. Mr. Sorenson began his employment with Geneva Steel in October 1989. During his employment with Geneva Steel, Mr. Sorenson also served as Manager of Research and Development for Raw Materials and Primary Processes; Chief Engineer of Coke, Iron and Steel and Vice President of Engineering. Mr. Sorenson obtained a B.S. degree in Metallurgical Engineering from the University of Utah in 1973 and a Masters of Science degree in Industrial Management from Purdue University in 1978.

Robert K. Eggett joined the Company as Treasurer in February 1997. Prior to his employment with the Company, Mr. Eggett was a Senior Manager of the State Tax Consulting Group at Price Waterhouse, working exclusively with energy clients of the firm in strategic tax analysis and planning, since April 1996. Previously, Mr. Eggett worked for Deloitte Touche in strategic tax consulting, and as a tax director for Huntsman Corporation. Mr. Eggett has been a certified public accountant since 1988. Mr. Eggett received his B.S. degree in accounting from Brigham Young University in 1987 and a Masters degree in accounting from Brigham Young University in 1990, with an emphasis on tax.

Asael T. Sorensen, Jr. has served as the Company's General Counsel since September 1995. From 1982 to 1995, Mr. Sorensen was an inhouse attorney for The Church of Jesus Christ of Latter-Day Saints in Salt Lake City, Utah and practiced law primarily in the area of contract negotiations and administration. Since 1987, Mr. Sorensen has been a consultant with the American Management
Association, a business seminar and consulting non-profit organization headquartered in New York. Mr. Sorensen graduated from Brigham Young University with a joint Juris Doctor and Masters of Business Administration. He is admitted to practice law in the State of Utah.

         The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Officers serve at the will of the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company for services rendered by Brent M. Cook, the Company's Chief Executive Officer and President, Kenneth M. Young, the Company's prior Chairman of the Board, Chief Executive Officer and President and each of the other executive officer whose compensation exceeded $100,000 during the most recently completed fiscal year.

===================================================================================================================================
                                                        Summary Compensation Table

                                 Annual Compensation                                    Long-Term Compensation

                                                                   Other Annual      Restricted                        All Other
Name and                 Fiscal                                    Compensation      Stock           Stock Options     Compensation
Principal Position       Year         Salary ($)     Bonus ($)     ($)               Awards ($)      (#)               ($)
-----------------------------------------------------------------------------------------------------------------------------------
Brent M. Cook (1)        1996         $23,335        $60,000       $1,163,000(2)     -               40,000(2)         -
Executive Vice
President and CFO
-----------------------------------------------------------------------------------------------------------------------------------
Kenneth M. Young(3)      1996         $88,700        -             - (3)             -                84,500(4)        -
CEO and Chairman of
the Board
                       ------------------------------------------------------------------------------------------------------------
                         1995         $70,000        $36,812       - (4)             -                306,250(5)       -
                       ------------------------------------------------------------------------------------------------------------
                         1994(6)      $60,000        -             -                 -               -                 -
===================================================================================================================================

(1) Mr. Cook entered into an employment agreement dated June 1, 1996 to act as Executive Vice President and Chief Financial Officer. Mr. Cook was appointed as President and Chief Executive Officer in October of 1996.

(2) Upon the execution of his employment agreement with the Company, Mr. Cook received immediately exercisable options to acquire 100,000 shares of the Company's common stock at a price of $1.50 per share. This amount represents $1,163,000 of compensation recorded by the Company as a result of the option grant to Mr. Cook. Mr. Cook also received an option to acquire 40,000 shares of the Company's common stock at a price of $1.50 per share, which vests over 10 years.

(3) Mr. Young resigned as Chairman of the Board and Chief Executive Officer effective November 12, 1996. This action has resulted in further compensation being owed to Mr. Young and payable over fiscal year 1997 pursuant to the terms of a settlement agreement. See "Transactions with Related Parties."

(4) Includes (i) an option to acquire 34,500 shares of common stock at $8.38 ($16.76 presplit) per share, granted on October 17, 1995, of which all were exercised on October 17, 1995 at a market price equal to exercise price and (ii) an option to acquire 62,500 shares of common stock at $1.50 per share, granted on August 13, 1996, of which 12,500 were canceled pursuant to a settlement agreement between Mr. Young and the Company. See "Transactions with Related Parties."

(5) Includes an option to acquire 250,000 shares of common stock at $1.50 per share and an option to acquire 56,250 shares of common stock at $5.315 per share under the Company's 1995 Stock Option Plan.

(6)      Represents nine-month period ended September 30, 1994.

         Other than the Company's 1995 Stock Option Plan, there are no retirement, pension, or profit sharing plans for the benefit of the Company's officers, directors and employees. The Company does provide health insurance coverage for its employees. The Board may recommend and adopt additional programs in the future for the benefit of officers, directors and employees.

Stock Option Grants

         Information concerning grants of options to the named executive officers is reflected in the table below. The amounts shown for the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of zero percent (0%), five percent (5%) and ten percent (10%) over the full term of the options. These potential realizable values are based solely on arbitrarily assumed rates of price appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of the Company and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

==================================================================================================================================
                                                         Option Grants in Fiscal Year 1996

                                        Individual Grants

                                        % of Total
                                          Options                                     Potential Realizable Value at Assumed
                                       Granted                  Market                 Annual Rates of Stock Price Appreciation
                                    to Employees                Price on                           for Option Term
                          Options   in Fiscal Year  Exercise    Date of
Name                    Granted (#)   1996          Price       Grant     Expiration Date     (0%)($)     (5%)($)       (10%)($)
--------------------------------------------------------------------------------------------------------------------------------
Brent M. Cook(1)       100,000         6.2%        $1.50     $13.125     June 1, 2006       $1,162,500   $1,256,834   $1,401,561

                        40,000         2.5%        $1.50     $13.125     June 1, 2007       $  465,000   $  507,020   $  576,187
-------------------------------------------------------------------------------------------------------------------------------
Kenneth M. Young(2)     34,500         2.1%        $8.38     $16.75      October 16, 2005   $  288,765   $  470,585   $  749,532

                        50,000         3.1%        $1.50     $10.25      August 12, 2006    $   43,750   $   48,467   $   55,703
================================================================================================================================

(1) Upon the execution of his employment agreement with the Company, Mr. Cook received immediately exercisable options to acquire 100,000 shares of the Company's common stock at a price of $1.50 per share. This amount represents $1,163,000 of compensation recorded by the Company as a result of the option grant to Mr. Cook. Mr. Cook also received an option to acquire 40,000 shares of the Company's common stock at a price of $1.50 per share, which vests over 10 years.

(2) Includes (i) an option to acquire 34,500 shares of common stock at $8.38 ($16.76 presplit) per share, granted on October 17, 1995, of which all were exercised on October 17, 1995 at a market price equal to exercise price and (ii) an option to acquire 62,500 shares of common stock at $1.50 per share, granted on August 13, 1996, of which 12,500 were canceled pursuant to a settlement agreement between Mr. Young and the Company. See "Transactions with Related Parties."

Aggregated Option Exercises and Year-End Option Values in 1996

         The following table summarizes for the named executive officers of the Company the number of stock options, if any, exercised during Fiscal Year 1996, the aggregate dollar value realized upon exercise, the total number of unexercised options held at September 30, 1996 and the aggregate dollar value of in-the-money unexercised options held at September 30, 1996. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at September 30, 1996 is the difference between its exercise price and the fair market value of the underlying stock on September 30, 1996 which was $8.00 per share based on the closing bid price of the common stock on September 30, 1996. The underlying options have not been and, may never be exercised; and actual gains, if any, on exercise will depend on the value of the common stock on the actual date of exercise. There can be no assurance that these values will be realized.

=================================================================================================================================
                                          Aggregated Option Exercises in Fiscal Year 1996
                                                     and Year-End Option Values


                                                                                     Number of                Value of Unexercised
                                                                           Unexercised Options                In-the-Money Options
                                                                                 at 9/30/96(#)                     at 9/30/96($)

                       Shares Acquired      Value
Name                   on Exercise(#)       Realized($)        Exercisable     Unexercisable     Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Brent M. Cook          -0-                  $-0-               100,000          40,000           $650,000         $ 260,000
-------------------------------------------------------------------------------------------------------------------------------
Kenneth M. Young       34,500               $-0-(1)            -0-             100,000(2)        $ -0-            $ 650,000
===============================================================================================================================

(1) The option to acquire 34,500 shares of common stock at $8.38 ($16.76 presplit) per share was granted and exercised on October 17, 1995 at a market price equal to the exercise price.

(2) In accordance with Mr. Young's settlement agreement, options to acquire 100,000 shares of common stock became fully vested on January 1, 1997. See "Transactions with Related Parties."

Long-Term Incentive Plan Awards in Fiscal Year 1996

         The Company has no "long-term incentive plan".

Future Benefits of Pension Plan Disclosure in Fiscal Year 1996

         The Company has no such benefit plans.

Employment Agreements

         Brent M. Cook. The Company entered into an employment agreement dated June 1, 1996, with Brent M. Cook to act as Executive Vice President and Chief Financial Officer. Mr. Cook was appointed as President and Chief Executive Officer in October of 1996. The employment agreement provides for an annual base salary of $80,000. An annual bonus may be paid as determined by the Company's Board. Mr. Cook is entitled to all other fringe benefits provided to other similar employees of the Company. The term of the employment agreement commenced on June 1, 1996 and will terminate on May 31, 1999. If Mr. Cook does not continue in the employ of the Company after termination of the agreement (whether or not Mr. Cook is offered employment by the Company) the Company shall pay Mr. Cook the sum of one year's annual wages no later than July 1, 1999. Effective June 1, 1997, Mr. Cook's annual salary shall increase to $100,000 in accordance with the employment agreement.

         Kenneth Young. The Company entered into an employment agreement dated as of January 1, 1992, with Kenneth M. Young. The employment agreement provides for an annual base salary of $72,000. An annual bonus may be paid as determined by the Company's Board. Mr. Young is entitled to all other fringe benefits provided to other similar employees of the Company. The agreement is terminable at will at anytime by either party. Upon termination of the employment agreement, Mr. Young is subject to a 48-month covenant not to compete, during which time Mr. Young has agreed not to compete with the Company. The Company has agreed to pay Mr. Young a payment equal to 80% of his annual compensation (exclusive of bonus and benefits) within 30 days after the termination of his employment in exchange for his covenant not to compete.

Effective November 12, 1996, Kenneth Young resigned as Chairman of the Board and Chief Executive Officer of the Company. The Company and Kenneth Young have entered into a settlement agreement. See "Transactions with Related Parties."

Officer Compensation

         In September 1995, the Company's Board approved a new compensation structure for management. The structure was to become effective on October 1, 1995 but has been deferred until such time as the board determines the Company's cash flow is sufficient to support the new compensation structure. The Company no longer intends to implement that structure. The Company's Board is currently considering other compensation structures.

Employment Contracts

         For a discussion of employment contracts with named executive officers, please see the section entitled "TRANSACTIONS WITH RELATED PARTIES" herein.

Stock Option Plans

         1995 Stock Option Plan. Under the Company's 1995 Stock Option Plan, as amended (the "Option Plan"), 2,400,000 shares of common stock are reserved for issuance upon the exercise of stock options. The Option Plan is designed to serve as an incentive for retaining qualified and competent employees, directors and consultants. As of September 30, 1996, options to purchase an aggregate of approximately 900,000 shares of Common Stock were issued under the Option Plan, all of which have been exercised.

         A committee of the Company's Board, or in its absence, the Board (the "Committee") administers and interprets the Option Plan and is authorized to grant options and other awards thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The Option Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Code) and non-statutory stock options. Options can be granted under the Option Plan on such terms and at such prices as determined by the Committee, except for the per share exercise price of incentive stock options which will not be less than the fair market value of the common stock on the date of grant and, in the case of an incentive stock option granted to a 10% stockholder, the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value of the shares of common stock covered by incentive stock options granted under the Option Plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

         Options granted under the Option Plan will be exercisable after the period or periods specified in the option agreement. Options granted under the Option Plan are not exercisable after the expiration of ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution.

         The following table sets forth information with respect to options granted to the Company's executive officers and directors during the last fiscal year.

================================================================================================================================
                                                                   Number of                               Exercise
                    Name                                            Options                                  Price
-----------------------------------------------         -------------------------------        ---------------------------------



Raymond J. Weller                                                          30,000                                 $ 8.38(3)
                                                                           25,000                                 $ 1.50

Brent M. Cook                                                             140,000                                 $ 1.50

Alan D. Ayers                                                              30,000                                 $ 8.38(3)
                                                                           10,000                                 $ 1.50
                                                                          100,000                                 $ 1.50

Russell G. Madsen                                                          30,000                                 $ 8.38(3)
                                                                           25,000                                 $ 1.50

Steve Brown                                                                28,200                                 $ 8.38(3)
                                                                          100,000                                 $ 1.50

George W. Ford                                                             28,200                                 $ 8.38(3)
                                                                           25,000                                 $ 1.50


Asael T. Sorensen, Jr.                                                     28,200                                 $ 8.38(3)
                                                                          100,000                                 $ 1.50

Kenneth M. Young (1)                                                       34,500                                 $ 8.38(3)
                                                                           25,000                                 $ 1.50

Kirby Cochran (1)                                                          34,500                                 $ 8.38(3)

Michael Midgley (1)                                                        30,000                                 $ 8.38(3)
                                                                           25,000                                 $ 1.50

Michael Bodon (1)(2)                                                       28,200                                 $ 8.38(3)

Lloyd C. McEwan(1)                                                         30,000                                 $ 8.38(3)
================================================================================================================================

(1)      No longer with the Company.
(2)      Mr. Bodon is a cousin of the spouse of Mr. Young.
(3)      These options were exercised in December 1995.

         Recipients of these options may exercise them at any time. Shares related to exercised options are held in escrow and are made available as the options vest. The options vest at different times based upon the terms offered with some options vesting immediately and others over terms of up to 10 years. (In the event that an executive officer or employee terminates employment with the Company, or a director ceases to be a director, prior to the specified vesting period, the Company will cancel any of the shares in which the recipient has not vested) When options are issued with terms considered compensatory, the compensation expense related to these options is being amortized to expense over the specified vesting period.

Stockholder Return Performance Graph

         Federal regulation requires the inclusion of a line graph comparing cumulative total shareholder return on Common Stock with the cumulative total return of (1) NASDAQ Combined Index and (2) a published industry or line-of-business index. The performance comparison appears below.

         The Board recognize that the market price of stock is influenced by many factors, only one of which is Company performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
                 Total Returns Assume Reinvestment of Dividends
[Graphic}

Total Return Analysis                     9/30/94        9/30/95     9/30/96

Covol Technologies, Inc.                    $100          $230         $265
S&P Energy Composite                        $100          $120         $150
Nasdaq Composite (US)                       $100          $137         $161


                        TRANSACTIONS WITH RELATED PARTIES

         Brent M. Cook Employment Agreement. The Company entered into an employment agreement dated June 1, 1996, with Brent M. Cook to act as Executive Vice President and Chief Financial Officer. Mr. Cook was appointed as President and Chief Executive Officer in October of 1996. The employment agreement provides for an annual base salary of $80,000. An annual bonus may be paid as determined by the Company's Board. Mr. Cook is entitled to all other fringe benefits provided to other similar employees of the Company. The term of the employment agreement commenced on June 1, 1996 and will terminate on May 31, 1999. If Mr. Cook does not continue in the employ of the Company after termination of the agreement (whether or not Mr. Cook is offered employment by the Company) the Company shall pay Mr. Cook the sum of one year's annual wages no later than July 1, 1999. Effective June 1, 1997, Mr.Cook's annual salary shall increase to $100,000 in accordance with the employment agreement.

         Formation of Majority Owned Partnerships. In June of 1996, the Company formed Utah Synfuel #1, Ltd. and Alabama Synfuel #1, Ltd., each a Delaware limited partnership, for the purpose of facilitating the financing and construction of certain briquetting plants. The Company owns a majority interests in each of the partnerships. The Company has entered into, and is expected to enter into, various agreements and contracts with Utah Synfuel #1, Ltd. and Alabama Synfuel #1, Ltd. which may not be structured on an arm's-length basis. For a description of the agreements entered into by and between the Company and Utah Synfuel #1, Ltd., please see the Company's current report on Form 8-K dated March 21, 1997.

         General Partner of Purchaser of Utah Plant. As part of the sale of the coal briquetting facility located in Price, Utah (the "Utah Plant") by Utah Synfuel #1, Ltd., the Company became the sole corporate general partner of

Coaltech No. 1, L.P., a Delaware limited partnership ("Coaltech"), the purchaser of the Utah Plant. Accordingly, the Company is the sole corporate general partner of the seller and buyer of the Utah Plant. For a description of the agreements entered into by and between Utah Synfuel #1, Ltd. and Coaltech, please see the Company's current report on Form 8-K dated March 21, 1997.

         Key Bank Loan. In an effort to obtain capital for the construction of certain briquetting plants, the Company borrowed $700,000 from Key Bank of Utah ("Key Bank"). The loan accrues interest at Key Bank's prime rate plus 2% per annum and was to be paid in full in October 1996. In November 1996 the Company paid accrued interest plus principal of $100,000. The Company and Key Bank have agreed to rollover the remaining $600,000 principal balance until January 29, 1997. In January, the Company and Key Bank agreed to further roll over the principal balance of the loan until May 31, 1997. As a condition to making the loan, Key Bank required that certain officers, directors and employees of the Company also sign as guarantors of the note evidencing the loan (the "Key Bank Note"). To induce such officers, directors and employees to sign the Key Bank Note, the Company further loaned $100,000 each to Mr. Russell G. Madsen, Mr. Dean Young, Mr. Kenneth M. Young, Mr. Alan D. Ayers, Mr. Asael T. Sorensen, Jr., Mr. Steven Brown and Mr. Michael Midgley (the "Individuals"). The loan to the Individuals is on the same terms as the loan from Key Bank. The proceeds of the loan from the Company to the Individuals, along with other money of the Individuals aggregating $1,850,000, were invested in partnership interests in Utah Synfuel #1, Ltd. and Alabama Synfuel #1, Ltd. Mr. Russell G. Madsen invested $50,000 of the loan in Alabama Synfuel #1, Ltd. and $50,000 of the loan in Utah Synfuel #1, Ltd. The remaining Individuals invested the full amount of their respective loans in Utah Synfuel #1, Ltd. The Company has not received any payments from the Individuals.

         Settlement Agreement with Kenneth M. Young. In November of 1996, the Company entered into a settlement agreement with Kenneth M. Young. Pursuant to the settlement agreement, the Company agreed: (i) to pay Mr. Young $4,000 twice a month through December 31, 1996, (ii) to pay $25,030 in deferred compensation over 24 semi-monthly installments of $1,042 beginning January 1, 1997, (iii) to pay for Mr. Young's medical insurance until December 31, 1997, (iv) to pay $2,500 semi-monthly for 24 payments beginning January 1, 1997 in consideration for consulting services reasonably requested by the Company and Mr. Young's agreement to refrain from any activities in competition with the Company, (v) to allow options representing 50,000 shares of Company common stock at $1.50/share to become fully vested on January 1, 1997 (these options were originally issued under a stock option agreement dated January 1, 1995 relating to 250,000 shares) and (vi) to allow options representing 50,000 shares of Company Common Stock at $1.50/share to become fully vested on January 1, 1997 (these options were originally issued under a stock option agreement dated January 1, 1995 relating to 62,500 shares, of which the remaining 12,500 shares expired).

         Settlement Agreement with Michael Q. Midgley. In November of 1996, the Company entered into a settlement agreement with Michael Q. Midgley. Pursuant to the settlement agreement, the Company agreed: (i) to pay $20,000 in November 1996 and $38,479 in salary, deferred compensation and unused vacation pay over 24 semi-monthly installments of $1,605 beginning November 15, 1996, (ii) to pay $2,500 semi-monthly for 24 payments beginning January 1, 1997 in consideration for consulting services reasonably requested by the Company and Mr. Midgley's agreement to refrain from any activities in competition with the Company, (iii) to allow options representing 50,000 shares of Company Common Stock to become fully vested on January 1, 1997 (these options were originally issued under a stock option agreement dated January 1, 1995) and (iv) to allow options representing 25,000 shares of Company Common Stock at $1.50/share to become fully vested on January 1, 1997 (these options were originally issued under a stock option agreement dated January 1, 1996 relating to 50,000 shares, of which the remaining 25,000 shares expired).

         Potential Contribution of Contracts and Other Property. On May 12, 1997, the Company distributed a Notice to Class A Limited Partners of Utah Synfuel #1, Ltd. requesting their written consent (the "Request for Consent") to
(i) the Company's contribution of certain engineering/construction contracts and other property (the "Property") to Utah Synfuel #1, Ltd. for additional limited partnership interests and (ii) the amendment of certain provisions of the partnership agreement for Utah Synfuel #1, Ltd. The Property relates to an expansion coal briquetting line (the "Utah Expansion Line") that would be housed in the same building as the existing Utah Plant. The Request for Consent also contained a private placement memorandum for the private offering of additional limited partnership interests in Utah Synfuel #1, Ltd. to existing Class A
Limited Partners that are "accredited investors' as defined in Rule 501 of Regulation D of the Securities Act of 1933. The proceeds of the private offering would be used, along with other financing yet to be obtained, to assemble and construct the Utah Expansion Line. The Company's contribution of the Property, the amendments to the partnership agreement and private offering by Utah Synfuel #1, Ltd. is subject to obtaining the written approval of the Company, as general partner, and the Class A Limited Partners.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent (10%) stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company since it became subject to the Securities Exchange Act of 1934 to December 31, 1996, year-end reports furnished to the Company after December 31, 1996 and representations by current officers and directors that no other reports were required, the Company believes that during the 1996 fiscal year all applicable Section 16(a) filing requirements for the current officers and directors were met; provided, however, that the Company has been unable to reconcile year-end balances for certain officers and directors.


          PROPOSAL NO. 2 -- APPROVAL OF AN AMENDMENT TO CERTIFICATE OF
             INCORPORATION TO CREATE A NEW CLASS OF PREFERRED STOCK

         General. The Board of Directors has unanimously adopted and proposes that the stockholders of the Company approve an amendment to the Company's Certificate of Incorporation to create a new class of 10,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"), issuable in series as the Board may be resolution authorize, with such designations, relative rights, preferences and limitations as the Board shall specify in such resolution. A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit A. The following summary of the proposed amendment is qualified in its entirety by reference to the complete text of such amendment.

         The Company's current Certificate of Incorporation makes no provision for any class of shares other than Common Stock. The class of Preferred stock provided for under the proposed amendment to the Certificate of Incorporation may be issued, without further shareholder approval, by the Board, which would have the authority to establish series of unissued shares of any or all preferred or special classes by fixing and determining the relative rights and preferences of the shares of Preferred Stock authorized for issuance by it, including:

         (a) The rate of dividend payable with respect to shares of such series, and the dates, terms and other conditions on which such dividends shall be payable;

         (b) The nature of the dividend payable with respect to shares of such series as cumulative, noncumulative, or partially cumulative.

         (c) The price at and the terms and conditions on which shares may be redeemed (if applicable);

         (d) The amount payable to holders of such series in the event of involuntary liquidation of the Company;

         (e) The amount payable to holders of such series in the event of voluntary liquidation of the Company;

         (f) The sinking fund provisions (if any) for the redemption or purchase of shares;

         (g) The terms and conditions on which shares of such series may be converted, if the shares of any series are issued with the privilege of conversion;

         (h)      The voting rights (if any); and

         (i) The repurchase obligations of the Company with respect to the shares of each series (if any);

and to increase or decrease the number of shares within each series; provided, however, that the Board may not decrease the number of shares within a series below the number of shares within such series that is then issued.

         The Board believes that Preferred Stock is often a useful financing tool. and that it is advisable that the Board be given flexibility in setting the terms of the Preferred Stock. If opportunities arise that would make desirable the issuance of the Company's Preferred Stock through either public offering or private placements, the proposed amendment would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities or pursuant to the rules of the NASDAQ or any other stock exchange on which the Company's securities may then be listed. The Preferred Stock might also be used for acquiring large blocks of the Company's Common Stock. The Company's stockholders will have no preemptive rights with respect to the issuance of any such shares.

         Issuance of the Preferred Stock could result in one or more classes of securities outstanding that will have certain preferences with respect to dividends and in liquidation over the Common Stock, and could result in the dilution of the voting rights, net income per share and net book value of the Common Stock.

         The specific terms of any series of Preferred Stock will depend primarily on market conditions and other factors existing at the time of issuance. The Board has no present plans, understandings or agreements for issuing any of the Preferred Stock, and the Board does not intend to issue any such stock except on terms which the Board deems to be in the best interests of the Company and its stockholders.

         In the event of a hostile attempt to take over the Company which the Board determines is not in the best interest of the Company and its stockholders, it might be possible for the Board to issue Preferred Stock with rights and preferences which could impede the completion of a takeover. Such possibilities may make the Company less attractive as a takeover candidate and may deter takeover attempts not approved by the Board. For example, the Board could issue to a friendly party a series of the Preferred Stock, the favorable vote of which would be necessary to approve any merger, sale of assets or other extraordinary corporate transaction. Also, the issuance of new shares of Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. Although the Company has no current intention to issue Preferred Stock not presently reserved for issuance, the authorized but unissued shares of such stock would be available for such purposes. Accordingly, the amendment may be viewed as having the effect of depriving stockholders of an opportunity to sell their shares at a premium over the then current market price, since takeover bids frequently involve purchases of shares directly from stockholders at such a premium price. In addition, because such proposals may discourage accumulations of large blocks of the

Company's Common Stock by purchasers whose objective would be to have such Common Stock repurchased by the Company at a premium, such amendments could tend to reduce temporary fluctuations in the market price of the Company's stock which might be caused by such accumulations. Stockholders could, therefore, be deprived of certain opportunities to sell their shares at a temporarily higher market price. The Company's management, however, is not aware of any specific effort to accumulate the Company's securities or to obtain control of the
Company  by any  means.  The  instant  proposals  are not  part  of the  plan by management to adopt a series of such amendments and management does not presently intend to propose other anti-takeover measures in future proxy solicitations, although the Board will give consideration to additional proposals as they arise. The overall effects of this proposal, if adopted, may be to render more difficult or to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of the Company's securities and the removal of incumbent management. These proposals could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders.

         Proposed or Existing Provisions in the Certificate of Incorporation and Bylaws. The Company's Certificate of Incorporation and Bylaws presently contain other provisions which might have the effect of deterring or frustrating takeover attempts.

         Proposed Article 3, Section 1 of the Company's Bylaws if approved would provide for (a) a classified Board, (b) set the minimum and maximum number of directors on the Board, (c) the removal of directors with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote and (d) increased to the size of the Board with the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

         Article 7 of the Bylaws provides that the Bylaws may be altered, amended or repealed, or new Bylaws may be adopted at any meeting of the Board.

         The proposed and existing provisions in the Certificate of Incorporation and Bylaws, taken together, could effectively reduce the possibility that a third party could effect a sudden change in the majority control of the Board without the support of the incumbent Board.

         The affirmative vote of the holders of a majority of the shares of the Common Stock present or represented by proxy at the Meeting and entitled to vote is necessary to approve this proposal.

           THE BOARD DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS
               OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS
                          A VOTE "FOR" APPROVAL THEREOF

       PROPOSAL NO. 3 -- APPROVAL OF AN AMENDMENT TO BYLAWS TO PROVIDE FOR CLASSIFICATION OF THE BOARD, THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS,
           REMOVAL OF DIRECTORS AND INCREASES TO THE SIZE OF THE BOARD

         General. The Board has unanimously approved, and recommends to the stockholders that they adopt, an amendment to the Company's Bylaws that would amend Article 3, Section 1 so as to (a) classify the Board of Directors into three classes, nearly equal in size as possible, serving staggered three-year, terms, (b) set a minimum and maximum number of directors on the Board and (c) provide that a director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote and (d) provides that an incease in the size of the board requires the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote. As more fully discussed below, the Board believes the proposed amendment would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company's Board without the support of the incumbent Board. Stockholders are urged to read carefully the following sections of this Proxy Statement, which describe the amendment and its purpose and effect, and Exhibit B, which sets forth the full text of this proposed amendmentto the Bylaws, before voting on Proposal No. 3. Each of the four parts of this proposal will be voted upon separately.

         Classification of the Board of Directors. The Company's Bylaws currently provide that all directors shall be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their respective successors are elected. Proposed Article 3, Section 1 provides that the Board will be divided into three classes with staggered terms, designated as Class I, Class II and Class III. Class I will initially consist of two directors, each to hold office until the annual meeting of stockholders in 1998; Class II will initially consist of two directors, each to hold office until the annual meeting of stockholders in 1999; Class III will initially consist of two directors, each to hold office until the annual meeting of stockholders in 2000; and in each case, until their successors are duly elected or until their earlier resignation, removal from office or death. Starting with the 1998 annual meeting of stockholders one class of directors would be elected for a three-year term at each annual meeting, with the remaining continuing in office. The directors of each class would be as follows:

================================================================================
CLASS I               CLASS II               CLASS III
--------------------------------------------------------------------------------
Vern T. May           Raymond J. Weller      Brent M. Cook
--------------------------------------------------------------------------------
Joe K. Johnson        DeLance M. Squire      Stanley M. Kimball
================================================================================


         Classification of the Board, which prevents more than approximately one-third of the Board from being replaced at any one annual meeting, will help to assure the continuity and stability of the Company's management and policies since a majority of the directors will have prior experience as directors of the Company.

         Number of Directors. The Company's Certificate of Incorporation currently provide that the number of Directors shall be fixed in the Bylaws that in no case shall the number of Directors be less than one. The amendment to the Bylaws, if adopted would provide that the Board shall be composed of not less than five and not more than nine directors. By requiring that an increase in the size of the Board beyond nine directors be by a vote or consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote, it will be more difficult to stack the Board, and therefore may frustrate attempts to gain control.

         Removal of Directors. By requiring that the removal of directors be by a vote or consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote, incumbent directors are less likely to be removed, and therefore may frustrate attempts to gain control

         Purposes and Effects of Proposal No. 3. The purpose of Proposal No. 3 is to discourage certain types of activity that involve an actual or threatened change in control of the Company. Proposal Three is designed to make it more difficult and time consuming to change majority control of the Board and thereby reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the Company's outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. As more fully discussed both in the preceding sections of this Proxy Statement and below, the Board believes that, as a general rule, such takeover proposals are not in the best interests of the Company and its stockholders.

         There has been a recent trend toward the accumulation of substantial stock positions in public companies by third parties with a view toward using a control block of stock to force a merger, consolidation, restructuring or to force a corporation to repurchase a control block of stock at a premium. Such actions are taken without advance notice to, or consultation with, the board of directors or management of the corporation.

In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented. If the corporation resists their efforts to obtain representation on the corporation's board, such parties may commence proxy contests to have themselves or their nominees elected to the board of directors in place of certain directors or the entire board. In some cases, the third party may not be interested in taking over the corporation, but uses the threat of a proxy fight or takeover bid as means of forcing the corporation to repurchase its holdings at a substantial premium over market price.

         The Board of the Company believes that the threat of removal of the Company's management in such situations would curtail management's ability to negotiate effectively with such purchasers. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken.

         Proposed Article 3, Section 1 would have the effect of making it more difficult to change the composition of the Board. A classified Board upon which directors serve three-year terms requires at least two annual shareholder meetings in order to effect a change in control in the Board. At present, a change in control of the Board could be effected in one shareholder meeting.

         By stabilizing the composition of the Board, Proposal No. 3 is designed to encourage any person who might seek to acquire control of the Company to consult with the Company's Board and to negotiate the terms of any proposed business combination or tender offer. The Board believes that any takeover attempt or business combination in which the Company is involved should be thoroughly studied by the Company's management and its Board to assure that all of the Company's stockholders are treated fairly.

         Takeovers or changes in management of the Company which are proposed and effected without prior consultation and negotiation with the Company's Board and management may not necessarily be detrimental to the Company and its stockholders. The adoption of Proposal No. 3 could discourage or frustrate future attempts to acquire control of the Company that are not approved by the incumbent Board, but which a majority of stockholders may deem to be in their best interests. One of the effects of proposed Article 3, Section 1 may be to discourage prospective acquirors from making tender offers for, or open market purchases of, shares of the Company's Common Stock. As tender offers are often made at a premium above market price, and as large purchases made in the open market often result in temporary fluctuations in the market price of such shares, stockholders may be denied the opportunity to sell their shares at prices in excess of historic market prices if the proposed amendments discourage such tender offers or open market purchases. Proposed Article 3, Section 1, if adopted, could also delay or frustrate the assumption of control by a holder of a large block of the Company's shares or the removal of incumbent directors, even if stockholders considered such event to be beneficial. However, the Board feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

         For a description of proposed and existing anti-take over provisions, see the discussion under Proposal No. 2.

         The affirmative vote of the holders of a majority of the shares of the Common Stock present or represented by proxy at the Meeting and entitled to vote is necessary to approve this proposal.

           THE BOARD DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS
               OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS
                          A VOTE "FOR" APPROVAL THEREOF

      PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board has appointed Coopers & Lybrand L.L.P., certified public accountants, as auditors to examine the financial statements of the Company for Fiscal 1997 and to perform other appropriate accounting services and is requesting ratification of such appointment by the stockholders. Coopers & Lybrand L.L.P. has served as the Company's auditors since 1996.

         In the event that the stockholders do not ratify the appointment of Coopers & Lybrand L.L.P., the adverse vote will be considered as a direction to the Board to select other auditors for the next fiscal year.

         It is understood that even if the selection of Coopers & Lybrand L.L.P. is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

         A representative of Coopers & Lybrand L.L.P. is expected to attend the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

           THE BOARD DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS
               OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS
                          A VOTE "FOR" APPROVAL THEREOF

                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, they must be received by the Company not later than January 27, 1997. Such proposals should be addressed to the Company at 3280 North Frontage Road, Lehi, Utah 34043, Attn: Corporate Secretary.

                                  OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                             SOLICITATION OF PROXIES

         The accompanying form of proxy is being solicited on behalf of the Board. The expense of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by written communication, telephone or telegraph by directors, officers or employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE
FINANCIAL STATEMENTS, EXHIBITS AND SCHEDULES THAT ARE ATTACHED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT OR FAXED TO THE COMPANY AT (801) 768-4483.

                                 By Order of the Board of Directors,


                                 ASAEL T. SORENSEN
                                 Secretary


         THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                                   EXHIBIT "A"

              AMENDMENT TO CERTIFICATE OF INCORPORATION AUTHORIZING
                         A NEW CLASS OF PREFERRED STOCK


                  Article V of the Certificate of Incorporation shall be amended in its entirety to read as follows:

                  "A.      The capital stock authorized, the par value thereof,
and the characteristics of such stock shall be as follows:

================================================================================
Number of Shares            Par Value             Class of
Authorized                  Per Share             Stock
--------------------------------------------------------------------------------
25,000,000                  $.001                 Common
--------------------------------------------------------------------------------
10,000,000                  $.001                 Preferred
================================================================================

                  B. The Board of Directors of the Company is authorized, from time to time, to establish series of unissued shares of Preferred stock, to designate each series, and to issue shares of any series then or previously designated; and to fix and determine separately for each series any one or more of the following relative rights and preferences:

                           (a)      The rate of dividend payable with respect to
shares of each series and the dates, terms and other conditions on which such dividends shall be payable;

                           (b)      The nature of the dividend payable with
respect to shares of such series as cumulative, non-cumulative, or partially cumulative.

                           (c)      The price at and the terms and conditions on
which shares may be redeemed (if applicable);

                           (d)      The amount payable to holders of such series
in the event of involuntary liquidation of the Company;

                           (e)      The amount payable to holders of such series
in the event of voluntary liquidation of the Company;

                           (f)      The Sinking fund provisions (if any) for the
redemption or purchase of shares;

                           (g)      The terms and conditions on which shares may
be converted, if the shares of any series are issued with the privilege of conversion;

                           (h)      The Voting rights (if any); and

                           (i)      The Repurchase obligations of the Company
with respect to the shares of each series (if any).

                  C. The Board of Directors may increase or decrease the number of authorized shares within each series, whether or not any shares of the series are outstanding; provided. however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The approval of existing Preferred stock or Common Stock stockholders shall not be required.

                  D. Dividends on the Preferred stock when and as declared by the Board of Directors out of any funds legally available therefor may be cumulative or non-cumulative, as determined by the Board of Directors. The Preferred stock as a class shall have a preference over the Common Stock as a class as to the payment of such dividends. The relative preference between series of Preferred stock as to the payment of such dividends may be fixed and determined by the Board of Directors.

                  E. In the event of voluntary or involuntary liquidation of the Company, the Preferred stock shall have a preference in the assets of the Company over the Common Stock, as fixed and determined by the Board of Directors. The relative preference between series of Preferred stock may be fixed and determined by its Board of Directors."

                                   EXHIBIT "B"

                        AMENDMENT TO BYLAWS PROVIDING FOR
              CLASSIFIED BOARD, NUMBER OF DIRECTORS AND REMOVAL OF
                                   DIRECTORS

                  Article 3, Section 1 of the Bylaws shall be amended in its entirety to read as follows:

                  Section  1.  Number,  Qualification,  Election  and Term.  The
         number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Certificate of Incorporation, by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors. Directors need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States. Unless provided otherwise by law, any director may be removed at any time, with or without cause, at a special meeting of the stockholders for that purpose. Members of the initial Board of
         Directors shall hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualified. Following the first annual meeting of stockholders, the Board of Directors may be divided into three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of stockholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders of the Corporation.

                  Each Director shall hold office for the class term for which he is elected and until his successor shall be elected and qualified. Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

         The Board of directors shall have no less than five members and no more than nine members. Notwithstanding anything herein to the contrary, the size of the Board of Directors may not be increased without the vote or written consent of stockholder representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Proxy card

                               COVOL TECHNOLOGIES

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, JUNE 25, 1997

         The undersigned stockholder(s) of Covol Technologies, Inc., a Delaware corporation (the "Company"), revoking all previous proxies, hereby appoints Asael T. Sorensen, Esq., and Harlan M. Hatfield, Esq. and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of the Company which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, on Wednesday, June 25, 1997, at 1:00 p.m., Mountain Standard Time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

                                    (Please date and sign on reverse side)

                                                                  Please mark
                                                                   your vote
                                                                   as this
                                                                     |X|
                                    ------------
                                       COMMON

1.       ELECTION OF DIRECTORS

         Raymond J. Weller                               FOR     WITHHOLD
         (If elected, Mr. Weller's term would                    AUTHORITY
         expire in 1999)
                                                         |-|       |-|

         Brent M. Cook                                   FOR     WITHHOLD
         (If elected, Mr. Cook's term would                      AUTHORITY
         expire in 2000)
                                                         |-|        |-|

         Stanley M. Kimball                              FOR     WITHHOLD
         (If elected, Mr. Kimball's term would                   AUTHORITY
         expire in 2000)
                                                         |-|        |-|

         DeLance M. Squire                               FOR     WITHHOLD
         (If elected, Mr. Squire's term would                    AUTHORITY
         expire in 1999)
                                                         |-|         |-|

         Vern T. May                                     FOR     WITHHOLD
         (If elected, Mr. May's term would                       AUTHORITY
         expire in 1998)
                                                         |-|        |-|

         Joe K. Johnson                                  FOR     WITHHOLD
         (If elected, Mr. Johnson's term would                   AUTHORITY
         expire in 1998)
                                                         |-|         |-|
2.       APPROVE AMENDMENT TO CERTIFICATE OF
         INCORPORATION TO CREATE CLASS OF PREFERRED STOCK,
         $.001 PAR VALUE, IN AN AUTHORIZED AMOUNT OF 10,000,000
         SHARES

         FOR               AGAINST          ABSTAIN
         |_|                 |_|              |_|


3. (a)   APPROVE AMENDMENT TO BYLAWS TO CLASSIFY THE
         BOARD OF DIRECTORS

         FOR               AGAINST          ABSTAIN
         |_|                 |_|              |_|

3. (b)   APPROVE AMENDMENT TO BYLAWS TO SET MINIMUM AND
         MAXIMUM NUMBER OF MEMBERS OF BOARD

         FOR               AGAINST          ABSTAIN
         |_|                 |_|              |_|

3. (c)   APPROVE AMENDMENT TO BYLAWS TO REQUIRE THE VOTE
         OR CONSENT OF NOT LESS THAN TWO-THIRDS OF THE
         ISSUED AND OUTSTANDING STOCK ENTITLED TO VOTE TO
         REMOVE A DIRECTOR

         FOR               AGAINST          ABSTAIN
         |_|                 |_|              |_|

3. (d)   APPROVE AMENDMENT TO BYLAWS TO REQUIRE THE VOTE
         OR CONSENT OF NOT LESS THAN TWO-THIRDS OF THE
         ISSUED AND OUTSTANDING STOCK ENTITLED TO VOTE TO
         INCREASE THE SIZE OF THE BOARD

         FOR               AGAINST          ABSTAIN
         |_|                 |_|              |_|

4.       RATIFY THE SELECTION BY THE BOARD OF COOPERS
         & LYBRAND, LLP AS INDEPENDENT AUDITORS OF
         THE COMPANY FOR THE 1997 FISCAL YEAR

         FOR               AGAINST         ABSTAIN
         |_|                 |_|             |_|


5.       To vote on such other business which       This Proxy is solicited on
         may properly come before the 1997          behalf of the Board of
         Annual Meeting of Stockholders and any     Directors. Unless otherwise
         and all adjustments or postponements       specified, the shares will
         thereof.                                   be noted "FOR" the election
                                                    of the nominees for
                                                    director. This Proxy also
                                                    delegates discretionary
                                                    authority to vote with
                                                    respect to any other
                                                    business which may properly
                                                    come before the 1997 Annual
                                                    Meeting of Stockholders and
                                                    any and all adjournments
                                                    or postponements thereof.


                                                    THE UNDERSIGNED HEREBY
                                                    ACKNOWLEDGES RECEIPT OF
                                                    THE NOTICE OF  ANNUAL
                                                    MEETING, PROXY
                                                    STATEMENT  AND ANNUAL
                                                    REPORT OF COVOL
                                                    TECHNOLOGIES, INC.

                                                    Dated: ________, 1997

                                                    ------------------------
                                                    Signature of Stockholder

                                                    ------------------------
                                                    Signature of Stockholder

                                                    NOTE:
                                                    Please date and sign  this
                                                    Proxy exactly as
                                                    the names appear hereon.
                                                    When signing as
                                                    attorney-in-fact,
                                                    executor, administrator,
                                                    trustee or guardian,
                                                    please add your title
                                                    as such. Proxies executed
                                                    in the name  of a
                                                    corporation should  be
                                                    signed  on behalf  of
                                                    the corporation
                                                    by a  duly authorized
                                                    officer. Where
                                                    shares are owned   in
                                                    the   name  of  two or
                                                    more persons, all such
                                                    persons should sign.

PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE